EXHIBIT 15.1

April 22, 2022

Yatsen Holding Limited

No. 30, W 9th Street, Haizhutongchuanghui

No. 88 Xinjiaozhong Road

Haizhu District, Guangzhou 510030

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3.D. Key Information—Risk Factors—Risks Related to Our Business and Industry—We collect, store, process and use a variety of customer data and information for analysis of the changing consumer preferences and fashion trends, and we are required to comply with PRC and other applicable laws relating to privacy, personal information, data security and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects”, “Item 3.D. Key Information—Risk Factors—Risks Relating to Our Corporate Structure” and “Item 4.C. Information on the Company—Organizational Structure” in Yatsen Holding Limited’s Annual Report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, and further consent to the incorporation by reference of the summaries of our opinions under these headings into the Registration Statement on Form S-8 (File No. 333-256027) of Yatsen Holding Limited. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/Zhong Lun Law Firm
Zhong Lun Law Firm

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